EXHIBIT 21.1

SUBSIDIARY LIST

Name of Subsidiary	Jurisdiction of Incorporation
Foundation Technology Worldwide LLC	Delaware

Kantor Perwakilan Perdagangan Asing McAfee (Singapore) Pte. Ltd., translated as the Foreign Trade Representative Office of McAfee (Singapore) Pte. Ltd.	Indonesia

McAfee (Beijing) Security Software Co., Ltd.	China

McAfee (Israel) Ltd.	Israel

McAfee (Shanghai) Software Co., Ltd.	China

McAfee (Shanghai) Software Co., Ltd. Beijing branch	China

McAfee (Shanghai) Software Co., Ltd. Huangpu branch	China

McAfee (Shanghai) Software Co., Ltd. Shenzhen branch	China

McAfee (Singapore) Philippine Representative Office	Philippines

McAfee (Singapore) Pte. Ltd.	Singapore

McAfee (Singapore) Pte. Ltd.	Thailand

McAfee (Singapore) Pte. Ltd., Taiwan Branch	Taiwan

McAfee Acquisitions Corp.	Delaware

McAfee Argentina S.A.	Argentina

McAfee Austria GmbH	Austria

McAfee Brasil Comércio e Serviços de Tecnologia Ltda.	Brazil

McAfee Canada ULC	Canada

McAfee Co., Ltd.	Japan

McAfee Colombia Ltda.	Colombia

McAfee Consumer Affairs North, LLC	Delaware

McAfee Finance 1, LLC	Delaware

McAfee Finance 2, LLC	Delaware

McAfee France S.A.S.	France

McAfee Germany GmbH	Germany

McAfee Guatemala, S.R.L.	Guatemala

McAfee Hungary Korlátolt Felelősségű Társaság	Hungary

McAfee Ireland Limited	Ireland

McAfee Ireland Limited Saudi Arabia Branch	Saudi Arabia

McAfee Italy S.r.l.	Italy

McAfee Korea Limited	South Korea

McAfee Netherlands B.V.	Netherlands

McAfee Netherlands B.V. – Luxembourg Branch	Luxembourg

McAfee Netherlands B.V. [Dubai Branch]	United Arab Emirates

McAfee Netherlands B.V. branch operating under Trade Name: McAfee Belgium	Belgium

McAfee Netherlands B.V., odštěpný závod	Czech Republic

McAfee Public Sector LLC	Delaware

McAfee Security Australia Pty. Ltd.	Australia

McAfee Security Denmark, branch of McAfee Netherlands B.V., the Netherlands	Denmark

McAfee Security Holdings LLC	Delaware

McAfee Security Hong Kong Limited	Hong Kong

McAfee Security Malaysia Sdn. Bhd.	Malaysia

McAfee Security New Zealand	New Zealand

McAfee Security Perú S.R.L.	Peru

McAfee Security Poland spółka z ograniczoną odpowiedzialnością	Poland

McAfee Security South Africa Proprietary Limited	South Africa

McAfee Security Spain, S.L.	Spain

McAfee Security Spain, S.L. – Dominican Republic Branch	Dominican Republic

McAfee Security UK Ltd.	United Kingdom

McAfee Software (India) Private Limited	India

McAfee Sweden Aktiebolag	Sweden

McAfee Switzerland GmbH	Switzerland

McAfee Technologies México, Sociedad De Responsabilidad Limitada De Capital Variable	Mexico

McAfee Technologies UK Limited	United Kingdom

McAfee Tecnologías Chile Limitada	Chile

McAfee Turkey Guvenlik Hizmetleri Limited Sirketi	Turkey

McAfee Vietnam Company Limited	Vietnam

McAfee, LLC	Delaware

Skyhigh Networks Acquistiion Corp.	Delaware

Skyhigh Networks Holdings Corp.	Delaware

Skyhigh Networks Japan GK	Japan

Skyhigh Networks Limited	United Kingdom

Skyhigh Networks, LLC	Delaware

TunnelBear, LLC	Delaware